Exhibit 99.2
Investor Update - May 27, 2014

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted fleet information for our mainline operations. Please see the cautionary statement under “Forward-Looking Information.”

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

Projected Fleet Count(a)

In conjunction with a press release on May 27, 2014, announcing new frequency out of Seattle, Air Group updated its expectations for fleet activity for 2014 and 2015. The new service will likely be funded by extending leases on four Boeing 737 aircraft currently scheduled to be returned by the end of 2015.

	Actual Fleet Count		Expected Fleet Activity(b)
Aircraft	Dec 31, 2013	Apr 30, 2014	Remaining2014	Dec 31, 2014	2015 Changes	Dec 31, 2015
737 Freighters & Combis	6	6	—	6	—	6
737 Passenger Aircraft	125	128	2	130	3	133
Total Mainline Fleet	131	134	2	136	3	139
Q400	51	51	—	51	—	51
Total	182	185	2	187	3	190

(a)	The expected fleet counts at December 31, 2014 and 2015 are subject to change.

(b)	Expected fleet activity includes aircraft deliveries, net of planned retirements and lease returns.